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                                                                    EXHIBIT 99.2

                            IXC COMMUNICATIONS, INC.
                     PROXY FOR SPECIAL MEETING STOCKHOLDERS
                         TO BE HELD ON OCTOBER 29, 1999

    The undersigned stockholder of IXC Communications, Inc. ("IXC"), revoking all prior proxies, hereby appoints John M. Zrno, Stanley W. Katz and Jeffrey C. Smith, or either of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of IXC which the undersigned its entitled to vote at the special meeting of stockholders to be held at Barton Creek Country Club, 8212 Barton Club Drive, Austin, Texas 78735, on Friday, October 29, 1999, beginning at 9:00 a.m., local time, and at any adjournments or postponements thereof, upon the matter set forth in the Notice of Special Meeting dated September 13, 1999, and the related proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment or postponement of the meeting.

    THIS PROXY IS SOLICITED ON BEHALF OF THE IXC BOARD OF DIRECTORS. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE IXC BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          (Continued on reverse side)
            (Please fill in the appropriate boxes on the other side)
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                            IXC COMMUNICATIONS, INC.

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

    1. To adopt the Agreement and Plan of Merger dated as of July 20, 1999, among Cincinnati Bell Inc., Ivory Merger Inc, a wholly owned subsidiary of Cincinnati Bell Inc., and IXC Communications, Inc. as the same may be amended from time to time.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    2. To adopt the Agreement Governing the IXC Internal Reorganization dated as of August 16, 1999, between IXC Communications, Inc. and IXC Merger Sub, Inc., a wholly owned subsidiary of IXC Communications, Inc., as the same may be amended from time to time.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSALS.

DATED                                          , 1999

Signature of Stockholder(s)

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    Please promptly complete, date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage is needed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THE STOCK CERTIFICATE.

    If the stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other persons.

Mark here if you plan to attend the meeting / /.

    PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.